EXHIBIT 10.2

MEMORANDUM OF AGREEMENT made the 28 day of October, 2003.

CARIBGOLD MINERALS INC., a corporation incorporated under the laws of the Province of Ontario

(hereinafter called the "Optionor")

OF THE FIRST PART

-and-

XTRA/GOLD-RESOURCES INC., a corporation incorporated under the laws of Florida

(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS the Optionor is the owner of the mining property described in Schedule A annexed hereto (hereinafter called the "Property");

AND WHEREAS the Optionor is desirous of granting an option to the Optionee to acquire an interest in the Property, and the Optionee is desirous of acquiring the option on the terms and conditions the details of which are more particularly hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for valuable consideration the parties hereto have mutually agreed and by these presents do mutually covenant and agree each with the other as follows:

COVENANTS, REPRESENTATIONS AND WARRANTIES

1. The Optionor warrants, represents and covenants to the Optionee, upon which warranties, representations and covenants the Optionee relies, as follows:

         (a) that the Property has been properly acquired in accordance with the applicable mining laws and regulations of Switzerland;

         (b) that the Property is in good standing under the provisions of the applicable mining laws and regulations of Switzerland;

         (c) that the Optionor is the legal and beneficial owner of the Property, and the Optionor has the sole and absolute right to deal with the Property, all as may be permitted in accordance with applicable law;

         (d) that the Property is free and clear of all liens, encumbrances, and charges except as set out in Schedule AA@ hereto and to the best of the Optionor's knowledge and belief there are not now any lawsuits or legal proceedings affecting the Property and the

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                  Property is not subject to any other competing interest or claim or liable to forfeiture, suspension or cancellation or encumbered in any way; and

         (e) that it is duly organized under the laws of its jurisdiction of incorporation with power to enter into this agreement and exercise its rights and perform its obligations hereunder.

                  The Optionor undertakes and covenants not to do any act or thing which will in any way encumber the Property during the currency of this agreement.

2. The Optionee warrants, represents and covenants to the Optionor, upon which warranties, representations and covenants the Optionor relies, that it is duly organized under the laws of its jurisdiction of incorporation with power to enter into this agreement and exercise its rights and perform its obligations hereunder.

GRANT OF OPTION

3. The Optionor hereby gives, grants and assigns unto the Optionee the sole and irrevocable right and option to acquire a 90% interest in the Property, provided that the Optionee expends on exploration work on the Property the aggregate sum ofC$200,000 (the "Option Expenditures") . For greater certainty, the parties confirm that, in the event that the Optionee completes the Option Expenditures, the interest of the parties in the Property shall be as follows:

                  the Optionor - 10%

                  the Optionee - 90%

         The Optionor will receive a non-refundable payment of 20,000 common shares of Xtra-Gold Resources Inc. for granting this option. If the Optionee completes no work on the property 12 months fom the date of signing this contract than the option will terminate. If the option terminates than 90% interest will revert back to the Optionor.

TITLE

4. Upon execution of this agreement, registered title to the Property shall be held in trust by the Optionor, pursuant to the terms hereof. Should the Optionee be vested with a 90% interest in the Property, the Optionor shall forthwith execute and deliver, upon request by the Optionee, any reasonable documentation necessary to transfer to the Optionee registered title to a 90% interest in the Property, subject to applicable governmental regulations and procedures.

EXERCISE OF OPTION AND JOINT VENTURE

5. After the Optionee has completed the Option Expenditures, the parties shall conclude a joint venture agreement on terms and conditions common in the mining industry in North

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         America under which the Optionee shall be the operator; a party who fails to contribute its pro rata share of the expenditures of the joint venture shall have its interest diluted provided that it will be converted to a 10% net profits interest if its interest would otherwise be diluted below 10%; and the Optionor shall have a right of first refusal on any sale of the Optionee's interest.

WORK PROGRAM

6. The Optionee warrants and represents that it shall carry out all work on the Property, including the Option Expenditures, with good engineering and mining practices and shall do all work on the Property in a careful and miner-like manner and shall conform in all respects to the applicable mining laws and regulations of Switzerland and, in particular, but without in any way limiting the generality of the foregoing, shall perform within the time required by law that work required to maintain the Property in good standing and pay all taxes in connection therewith.

INDEMNITY

7. The Optionee hereby covenants and agrees to protect, indemnify and hold harmless the Optionor and each and every of its directors, officers, employees, sub-agents, solicitors and shareholders (the "Indemnified Parties") from and against any and all expenses, losses (other than loss of profit), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Indemnified Parties or to which the Indemnified Parties may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, the conduct of work on the Property contemplated by this agreement by the Optionee or any of its employees or agents.

ABANDONMENT OF OPTION

8. If the Optionee at any time gives notice of termination or its intention to surrender or abandon the Property or fails to satisfy its obligations pursuant to Article 2 hereof, this agreement shall forthwith terminate without further obligation on the part of the Optionor or Optionee other than the Optionee's obligations under
         Article 7 which shall continue indefinitely.

9. It is agreed and understood by the Optionee that, should this agreement be cancelled or terminated, all monies expended by it in, on or under the Property under the terms of this agreement shall be uncollectible advances spent in the due performance of the terms and conditions of this agreement and the Optionee shall have earned no interest in the Property.

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NOTICE AND GENERAL PROVISIONS

10. Any notice or communication required or permitted to be given to any party under this agreement shall be in writing and may be given by hand delivery to the party or sent by facsimile or by mailing the same by prepaid registered mail, addressed as follows:

         to the Optionor:     Suite 1200, 67 Yonge Street
                              Toronto, Ontario
                              M5E 118

                              Tel: (905) 339-1932
                              Fax: (416) 955-9538

         to the Optionee:     Suite 108
                              2499 Glades Road
                              Boca Raton, Florida 33431

                              Tel: (561) 362-9595

         Any notice or communication sent by registered mail shall be deemed to have been given and received five (5) days after the date of registration. Any notice or communication sent by facsimile shall be deemed to have been given one (1) day after such notice or communication was sent by the notifying party. Any notice or communication hand delivered shall be deemed to have been given and received on the date of delivery. Any party may change its address for service at any time by notice in writing given as aforesaid to the other.

TIME

11.      Time shall be of the essence of this agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12. The representations and warranties contained in this agreement will not merge and shall survive the execution and delivery of this agreement and the performance of the\ obligations hereunder and shall continue in full force and effect.

ENTIRE AGREEMENT

13. The parties hereto agree that the terms and conditions of this agreement constitute the entire agreement between them with respect to the subject matter hereof and there is no warranty, representation, collateral agreement or condition affecting this agreement other than those herein set forth.

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FURTHER ASSURANCES

14. The parties hereto shall execute and deliver such further assurances as may be necessary or desirable in order to give full effect to this agreement.

GOVERNING LAW

15. This agreement shall be governed by and construed in accordance with the laws of the Province of Florida.

BINDING EFFECT

16. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and other legal representatives, provided that this agreement shall not be assignable by any party without the prior written consent of the other party.

COUNTERPARTS

17. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this agreement by signing any of such counterpart and delivering same by telecopier or otherwise in writing.

NO PARTNERSHIP

18. Nothing contained in this agreement shall be deemed to constitute either party, the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this agreement be construed to create, any mining, commercial or other partnership. Neither of the parties shall have any authority to act for or to assume any obligation or responsibility on behalf of the other, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

ASSIGNMENT

19. With the consent of the other party, which consent shall not be unreasonably withheld, each party has the right to assign all or any part of its interest in this agreement and in the Property, subject to the terms and conditions of this agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this agreement, insofar as they are applicable.

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         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


                                        CARIBGOLD MINERALS INC.

                                        By: /s/ Paul Zyla
                                                Paul Zyla


                                        XTRA-GOLD RESOURCES INC.

                                        By: /s/ William Edward McKechnie
                                                William Edward McKechnie


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                                  SCHEDULE "A"

Val Plattas Mineralization in the Micham Exploraation Inc, Medel Property near Disentis Graubunden Canton, Switzerland

The property comprises most of the area of the commune of Medel/Lucmagn in the Medel Valley (some 120 square kilometres)

GC. mine is owned 80% subject to a 2% NSR.


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